CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Forum Funds II. Such reference appears in the Baywood SKBA ValuePlus Fund's Statement of Additional Information under the headings "Independent Registered Public Accounting Firm" and "Financial Statements."

BBD, LLP

Philadelphia, Pennsylvania
November 26, 2013